News Release
HEALTHCARE REALTY TRUST ANNOUNCES CHIEF FINANCIAL OFFICER TRANSITION

NASHVILLE, Tennessee, January 7, 2026 - Healthcare Realty Trust Incorporated (NYSE:HR) (“Healthcare Realty” or the “Company”) today announced the appointment of Daniel Gabbay as Executive Vice President and Chief Financial Officer (“CFO”). He will be based at the Company’s Nashville headquarters and assume his new role on January 12, 2026.

Since 2024, Mr. Gabbay served as a Managing Director in the Real Estate Investment Banking Group of RBC Capital Markets (“RBC”), with primary coverage responsibility of the healthcare REIT sector. Prior to joining RBC, he served as a Managing Director in the Real Estate Investment Banking Group at Barclays. During his nearly 20-year career in investment banking, Dan has provided advisory and capital markets services to clients across the real estate industry. Most recently, he advised Sonida Senior Living, Inc. on its announced $3 billion combination with CNL Healthcare Properties, Inc. and prior to that advised Healthpeak Properties, Inc. on its $5 billion strategic merger with Physicians Realty Trust. Mr. Gabbay holds a Masters in Business Administration from Harvard Business School, a Bachelor of Science from The Wharton School and a Bachelor of Arts from the University of Pennsylvania. He began his career at Lehman Brothers in 2001.

“I am incredibly excited to welcome Dan to Healthcare Realty,” said Peter Scott, President and CEO. “I have known and worked closely with Dan for over two decades, and he has a proven track record of leadership and success throughout his career. Dan brings an exceptional blend of strategic insight, analytical rigor, and capital markets expertise, not to mention deep experience in our sector. I look forward to working closely with him as part of our senior leadership team going forward.”

Commenting on his appointment, Mr. Gabbay said, “I am honored by the opportunity to serve as Healthcare Realty’s CFO and excited to get started. I look forward to working with the talented team at Healthcare Realty as we continue to execute upon the strategic vision which Pete and the Board laid out last year. As the leading pure-play outpatient medical REIT, Healthcare Realty has the best-in-class platform to capitalize on favorable industry trends.”

In addition, the Company has announced that Austen Helfrich, who has served as CFO since October 2024, will be departing to pursue new business opportunities.

“Since joining the Company in 2019, Austen made significant contributions across the organization. I am grateful for his partnership and strong financial leadership during a critical time for Healthcare Realty. On behalf of the Company and our Board of Directors, I sincerely thank Austen for his service and wish him well in his future endeavors,” said Peter Scott.

There is no change to the Company’s previously issued 2025 Normalized FFO guidance, which was increased as part of reported third quarter 2025 financial results.

About Healthcare Realty

Healthcare Realty Trust Incorporated (NYSE:HR) is the largest, pure-play owner, operator and developer of medical outpatient buildings in the United States. Additional information regarding the Company can be found at www.healthcarerealty.com.

Investor Contact:

Ron Hubbard
Vice President, Investor Relations
P: 615.269.8290

Forward-Looking Statements

This press release contains certain forward-looking statements with respect to the Company. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially and in adverse ways from those expressed or implied by such forward-looking statements. Additional information concerning the Company and its business, including additional factors that could materially and adversely affect the Company’s financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in the Company’s 2024 Annual Report on Form 10-K and in its other filings with the SEC.